                                                                   EXHIBIT 10.56


                      FIRST AMENDMENT TO LEASE AGREEMENT


         THIS FIRST AMENDMENT TO LEASE AGREEMENT (the "First Amendment") is made and entered into as of the 1st day of April, 1996, by and between CRESCENT REAL ESTATE FUNDING II, L.P. a Delaware limited partnership ("Lessor"), and ROSESTAR SOUTHWEST, LLC, a Delaware limited liability company ("Lessee").

                              W I T N E S S E T H:

         WHEREAS, on December 19, 1995, CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Crescent"), as Lessor, and RoseStar Management, LLC, a Texas limited liability company ("RoseStar"), as Lessee, entered into that certain Lease Agreement (hereinafter referred to as "Lease") covering a hotel facility and related assets located in the County of Bernalillo, State of New Mexico, and known as "Hyatt Regency Albuquerque" (hereinafter referred to as the "Leased Property"); and

         WHEREAS, on March 11, 1996, the Leased Property and all of Crescent's interest and estate as lessor under the Lease were conveyed by Crescent to Lessor, who thereupon assumed all of Crescent's liabilities and obligations under the Lease; and

         WHEREAS, pursuant to that certain Assignment and Assumption of Leasehold Estate dated March 29, 1996, all of RoseStar's interest and estate as lessee under the Lease was sold and assigned to Lessee, who thereupon assumed all of RoseStar's liabilities and obligations under the Lease; and

         WHEREAS, Lessor and Lessee desire to further modify the terms and conditions of the Lease;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt, accuracy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Lessor and Lessee agree that Article 7.7 of the Lease is deleted and replaced by the following new Article 7.7:

                  7.7 Net Worth. Lessee covenants that Lessee and RoseStar Management, LLC ("RoseStar") shall at all times during the term of this Lease maintain a cumulative "net worth" which shall be equal to no less than $200,000. For purposes hereof, "net worth" shall mean the sum of (i) the aggregate cash and fair market value of any property (other than cash) contributed to the capital of Lessee and RoseStar by the members of Lessee and RoseStar (net of amounts distributed other than distributions out of earnings of Lessee and RoseStar) and (ii) the aggregate balances of any line of credit (A) obtained by Lessee or RoseStar and guaranteed by one or more of the members of Lessee or RoseStar or (B) obtained by the members of Lessee or RoseStar to fund capital contributions to Lessee or RoseStar (to the extent not already included in (i)), to the extent such funds may be utilized by Lessee or RoseStar to perform its obligations under the Lease or any other lease between Lessor or any entity affiliated with Lessor and Lessee or RoseStar and to comply with the terms of the Management Agreement, and (iii) any commitments of the members of Lessee or RoseStar to make additional capital contributions to Lessee or RoseStar. Lessee shall provide Lessor with an annual written certification of its compliance with the foregoing requirement on the Commencement Date and the first day of each subsequent year of this Lease hereunder; provided, however, that Lessor may, in addition, request more than once during any year of this Lease that Lessee provide Lessor with a certification as of the date of such request of its compliance with the foregoing requirement. Such certifications must be reasonably satisfactory to Lessor as to matters certified therein and shall be accompanied by such supporting financial information as Lessor may reasonably request.

         2. Lessor and Lessee agree that Article 7.9 of the Lessee is deleted and replaced by the following new Article 7.9:

                  7.9 Limitation on Distributions. Lessee covenants that, until such time as Lessee and each affiliate of Lessee such as RoseStar which has entered into a long-term lease of a hotel either with Lessor or any affiliate of Lessor such as Crescent Real Estate Equities Limited Partnership ("Crescent") has accumulated and is holding in reserve funds in the aggregate which are sufficient in amount to enable Lessee and each of such affiliated entities to pay at least one
         (1) monthly payment of Base Rent under each lease between Lessee and any of such affiliated entities and Lessor or an affiliate of Lessor such as Crescent, Lessee shall retain all income generated by the Leased Property and shall not distribute any earnings to its beneficial owners except as needed for federal and state income taxes payable on taxable income from the Leased Property. In no event, however, shall any amounts be payable to the beneficial owners of Lessee if any such payment would result in a violation of Lessee's net worth covenants set forth in Article 7.7 hereinabove.

         3. Lessor and Lessee agree that the following Article XXXVIII is added to the Lease:

                                ARTICLE XXXVIII

                  38.1. Business of Lessee. The sole purpose and nature of the business to be conducted by Lessee is to:

                  (a) enter into and perform as lessee under this Lease and as lessee under a long-term lease of the Hyatt Regency Beaver Creek Hotel located in Avon, Colorado (hereinafter the hotels covered by the leases described in this subparagraph are collectively referred to as the "Hotels");

                  (b) enter into long-term management agreements for the Hotels with experienced and reputable hotel management companies; and

                  (c) enter into and perform all other contracts and undertakings, and engage in and carry out all other activities and transactions, as may be necessary, appropriate, convenient, ancillary, or incidental to the foregoing purposes (including but not limited to borrowing and repaying loans, and granting security interests in receivables, general intangibles and personal property (other than any property that is part of the Leased Property) to secure such loans, employing personnel and advisers, constructing and maintaining improvements at the Hotels, and acquiring, holding, operating, leasing, disposing of and otherwise dealing with personal property located at the Hotels). Without limitation, Lessee shall qualify to transact business in Colorado and New Mexico as a foreign limited liability company and shall seek and obtain all such licensing and permitting as may be required in connection with leasing and managing the Hotels (including but not limited to alcoholic beverage permits and licenses, if required).

         Lessee shall not engage in any business unrelated to the foregoing purposes and shall not own any assets other than those related to leasing and managing the Hotels or otherwise in furtherance of the purposes of Lessee as set forth above in this paragraph 38.1. Lessee shall not incur any indebtedness other than indebtedness incurred in connection with leasing and managing the Hotels or otherwise in furtherance of the purposes of Leasee as set forth above in this paragraph 38.1.

         38.2.    Single-Purpose Entity.

                  (a) Lessee at all times since its formation has been, and will continue to be, a duly formed and existing Delaware limited liability company and a Single-Purpose Entity (as defined below). Lessee at all times since its formation has been, and will continue to be, duly qualified as a foreign limited liability company in each jurisdiction in which the Hotels are located. RSSW Corp., the Managing Member of Lessee and hereinafter referred to as "RSSW", at all times since its formation has been, and will continue to be, a duly formed and existing Delaware corporation and a Single-Purpose Entity. RSSW at all times since its formation has been, and will continue to be, duly qualified as a foreign corporation in each jurisdiction in which the Hotels are located.

                  (b) Lessee at all times since its formation has complied, and will continue to comply, with the provisions of its formation documents and the laws of the State of Delaware relating to limited liability companies. RSSW at all times since its formation has complied, and will continue to comply, with the provision of its certificate of incorporation and its bylaws and the laws of the State of Delaware relating to corporations.

                  (c) All customary formalities regarding the limited liability company or corporate (as the case may be) existence of each of Lessee and RSSW have been observed at all times since its formation and will continue to be observed.

                  (d) Each of Lessee and RSSW has at all times since its formation accurately maintained, and will continue to accurately maintain, its financial statements, accounting records and other corporate documents separate from those of its partners, shareholders, affiliates of its shareholders or partners, and any other person. Neither Lessee nor RSSW has at any time since its formation commingled, and neither Leasee nor RSSW will commingle, its assets with those of its shareholders, partners, any affiliates of its shareholders or partners, or any other person. Each of Lessee and RSSW has at all times since its formation accurately maintained, and will continue to accurately maintain, its own bank accounts and separate books of account.

                  (e) Each of Lessee and RSSW has at all times since its formation paid, and will continue to pay, its own liabilities from its own separate assets.

                  (f) Each of Lessee and RSSW has at all times since its formation identified itself, and will continue to identify itself, in all dealings with the public, under its own name and as a separate distinct entity. Neither Lessee nor RSSW has at any time since its formation identified itself, and neither Lessee nor RSSW will identify itself, as being a division or a part of any other entity. Neither Lessee nor RSSW has at any time since its formation identified, and neither Lessee nor RSSW will identify, its shareholders, partners or any affiliates of its shareholders or partners, as being a division or part of it.

                  (g) Each of Lessee and RSSW has been at all times since its formation and will continue to be adequately capitalized in light of the nature of its business.

                  (h) Neither Lessee nor RSSW has at any time since its formation assumed or guaranteed, and neither Lessee nor RSSW will assume or guarantee, the liabilities of its shareholders, members or partners, any affiliates of its shareholders, members or partners, or any other persons. Neither Lessee nor RSSW has at any time since its formation acquired, and neither Lessee nor RSSW will acquire, obligations or securities of its shareholders, members or partners, or any affiliates of its shareholders, members or partners. Neither Lessee nor RSSW has at any time since its formation made, and neither Lessee nor RSSW will make, loans to its shareholders, members or partners, or any affiliates of its shareholders, members or partners, unless such loans are made on terms which are no less favorable to Lessee or RSSW than would be obtained in a comparable arm's length transaction with an unrelated third party and Lessee or RSSW acts in accordance with prudent lending standards to protect itself from liability in connection with such loans.

                  (i) Neither Lessee nor RSSW has at any time since its formation entered into, and neither Lessee nor RSSW has been a party to, and, neither Lessee nor RSSW will enter into or be a party to, any transaction with its shareholders, members or partners or any affiliates of its shareholders, members or partners (other than the making of distributions to its shareholders, members or partners) except (x) for this Lease and the lease of the Hyatt Regency Albuquerque, (y) for loans made by Lessee or RSSW as described in the last sentence of clause (h) above, or (z) in the ordinary course of business of Lessee or RSSW, as the case may be, on terms which are no less favorable to Lessee or RSSW, as the case may be, than would be obtained in a comparable arm's length transaction with an unrelated third party.

                  (j) The term "Single Purpose Entity" means a person other than an individual, which (i) is formed or organized solely for the purposes set forth in paragraph 38.1 hereinabove, (ii) does not engage in any business unrelated to the business set forth in paragraph 38.1 hereinabove, (iii) does not have any assets other than those related to the business described in paragraph 38.1 hereinabove or any indebtedness other than as permitted by this Lease, (iv) has its own separate books and records and has its own accounts, in each case which are separate and apart from the books and records and accounts of any other person, (v) if a corporation, at all times has an independent director reasonably acceptable to Lessor, (vi) does not commingle its assets with the assets of any other person, (vii) does not guarantee the obligations of any other person and (viii) holds itself out as being a person separate and apart from any other person.

         2. Except as specifically set forth above, all terms and conditions of the Lease shall remain in full force and effect. All capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Lease.

         IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the date and year first above written.

                                    LESSOR:

                                    CRESCENT REAL ESTATE FUNDING II, L.P.,
                                    a Delaware limited partnership

                                    BY:      CRE MANAGEMENT II  CORP.,  a
                                             Delaware corporation, its
                                             General Partner

                                             By:    /s/ David M. Dean
                                                   ----------------------------
                                             Name:  David M. Dean
                                                    ---------------------------
                                             Its:   Senior Vice President, Law
                                                    ---------------------------


                                    LESSEE:

                                    ROSESTAR SOUTHWEST, LLC, a Delaware
                                    limited liability company

                                    BY:     RSSW CORP., a Delaware corporation,
                                            Its Managing Member

                                            By:        /s/ Sanjay Varma
                                                   ----------------------------
                                                   Sanjay Varma, President

                              JOINDER OF ROSESTAR

         RoseStar joins in the execution of this First Amendment in order to evidence its agreement with the terms and conditions of Paragraphs 1 and 2 of this First Amendment. RoseStar agrees to cooperate with Lessee in providing the certifications required of Lessee under Paragraph 1 of this First Amendment.


                                    ROSESTAR MANAGEMENT, LLC, a Texas
                                    limited liability company


                                    By:     /s/ Sanjay Varma
                                           ----------------------------
                                    Name:    Sanjay Varma
                                            ---------------------------
                                    Its:     President
                                            ---------------------------

                      SECOND AMENDMENT TO LEASE AGREEMENT


         THIS SECOND AMENDMENT TO LEASE AGREEMENT (this "Second Amendment") is entered into as of the 22nd day of November, 1996 (the "Effective Date"), by and between CRESCENT REAL ESTATE FUNDING II, L.P., a Delaware limited partnership ("Landlord"), and ROSESTAR SOUTHWEST, LLC, a Delaware limited liability company ("Tenant").


                                   RECITALS:

         A. Crescent Real Estate Equities Limited Partnership ("CREELP"), predecessor-in-interest to Landlord, and RoseStar Management, LLC ("Original Tenant"), predecessor-in-interest to Tenant executed that certain Lease Agreement dated December 19, 1995 (the "Original Lease"), covering a hotel facility and related assets located at 201 Third Street NW, Albuquerque, Bernalillo County, New Mexico, and known as "Hyatt Regency Albuquerque" (collectively, the "Original Leased Property").

         B. The Original Lease has been amended by (i) that certain Assignment and Assumption of Leasehold Estate dated March 29, 1996 (the "Assignment"), pursuant to which all of Original Tenant's interest and estate as lessee under the Original Lease was assigned to Tenant, and Tenant assumed all of Original Tenant's liabilities and obligations under the Original Lease; and (ii) that certain First Amendment to Lease Agreement dated April 1,1996 (the "First Amendment"), pursuant to which several articles of the Original Lease were revised.

         C. The Original Lease, as modified by the Assignment and the First Amendment, is hereinafter referred to as the "Lease". Unless otherwise expressly provided herein, capitalized terms used herein shall have the same meanings as designated in the Lease.

         D. Landlord and Tenant desire to further amend and modify the Lease in certain respects as provided herein.

                                   AGREEMENT:

         In consideration of the sum of Ten Dollars ($10.00), the mutual covenants and agreements contained herein and in the Lease, and for other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, Landlord and Tenant hereby further amend and modify the Lease as follows:

         1. Leased Property. Article II of the Lease is hereby modified and amended to include as part of the Leased Property an additional 9,573 square feet of Rentable Area situated on the ground floor level of the retail space located in the southwestern portion of the project commonly known as Albuquerque Plaza, as shown on Exhibit A attached hereto (the "Expansion Space"). From and after the Effective Date, the term "Leased Property" wherever used in the Lease or in this Second Amendment shall mean the Original Leased Property, together with the Expansion Space. Tenant hereby acknowledges that the Expansion Space is leased by Tenant subject to all terms and conditions of the Lease, as amended by this Second Amendment.

         2. Net Lease Obligations. Article IV of the Lease is hereby modified and amended to provide that, commencing on the Effective Date, and continuing throughout the Term of the Lease, Tenant shall pay to Landlord as Net Lease Obligations (herein so called) for the Expansion Space (in addition to Base Rent, Percentage Rent, and all Additional Charges for the Original Leased Property), the Actual Operating Expenses (hereinafter defined) attributable to the Expansion Space. Actual Operating Expenses shall include all expenses, costs and disbursements of every kind and nature incurred or paid by Landlord in connection with the ownership and/or the operation, maintenance, repair and security of the Expansion Space. All Net Lease Obligations shall be payable in accordance with the terms and provisions of the Lease.

         3. Condition of Expansion Space. TENANT ACCEPTS THE EXPANSION SPACE IN ITS "AS IS" CONDITION, AND ACKNOWLEDGES THAT LANDLORD MAKING NO REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT THERETO.

         4. Time of the Essence. Time is of the essence with respect to Tenant's execution and delivery of this Second Amendment to Landlord. If Tenant falls to execute and deliver a signed copy of this Second Amendment to Landlord by 5:00 p.m. (Albuquerque, New Mexico time), on November 29, 1996, it shall be deemed null and void and shall have no force or effect, unless otherwise agreed in writing by Landlord.

         5. Binding Effect. Except as modified by this Second Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Second Amendment, shall be binding upon the parties hereto, their successors and assigns. This Second Amendment shall become effective only after the full execution and delivery hereof by Landlord and Tenant and upon the approval by the holder of any mortgage encumbering the Building.

                 [Remainder of page intentionally left blank.]

         EXECUTED as of the day and year first above written.

LANDLORD:                                   TENANT:
CRESCENT REAL ESTATE FUNDING                ROSESTAR SOUTHWEST, LLC
II, L.P. a Delaware limited partnership     a Delaware limited liability company

By:  CRE Management II Corp.,               By:     /s/ Jeffrey L. Stevens
     a Delaware corporation,                      ---------------------------
     its general partner                    Name:   Jeffrey L. Stevens
                                                  ---------------------------
                                            Title:  President
                                                  ---------------------------

By:          /s/ David M. Dean
      --------------------------------
Name:     David M. Dean
       -------------------------------
Title:    Senior, Vice President, Law
       -------------------------------

                      THIRD AMENDMENT TO LEASE AGREEMENT


         THIS THIRD AMENDMENT TO LEASE AGREEMENT (this "Third Amendment") is entered into as of the 12 day of August 1998, to be effective as of June 1, 1998 (the "Effective Date"), by and between CRESCENT REAL ESTATE FUNDING II, L.P., a Delaware limited partnership ("Landlord") and ROSESTAR SOUTHWEST, L.L.C., a Delaware limited liability company ("Tenant")

                                   RECITALS:

         A. Crescent Real Estate Equities Limited Partnership, predecessor-in-interest to Landlord, and RoseStar Management, LLC ("Original Tenant"), predecessor-in-interest to Tenant executed that certain Lease Agreement dated December 19, 1995 (the "Original Lease") covering a hotel facility and related assets located at 201 Third Street NW, Albuquerque, Bernalillo County, New Mexico, and known as "Hyatt Regency Albuquerque" (collectively, the "Original Leased Property").


         B. The Original Lease has been amended by (i) that certain Assignment and Assumption of Leasehold Estate dated March 29, 1996 (the "Assignment"), pursuant to which all of Original Tenant's interest and estate as lessee under the Original Lease was assigned to Tenant, and Tenant assumed all of Original Tenant's liabilities and obligations is under the Original Lease; (ii) that certain First Amendment to Lease Agreement dated April 1, 1996 (the "First Amendment"), pursuant to which several articles of the Original Lease were revised, and (iii) that certain Second Amendment to Lease Agreement dated November 22, 1996, pursuant to which the Original Leased Property was expanded to include an additional 9,573 square feet of Rentable Area located on the ground floor level of the retail space located in the southwest portion of the project commonly known as Albuquerque Plaza.

         C. The Original Lease, as modified by the Assignment, the First Amendment, and the Second Amendment is hereinafter referred to as the "Lease". Unless otherwise expressly provided herein, capitalized terms used herein shall have the same meanings as designated in the Lease.

         D Landlord and Tenant desire to further amend and modify the Lease in certain respects as provided herein.

                                   AGREEMENT:

         In consideration of the sum of Ten Dollars ($10.00), the mutual covenants and agreements contained herein and in the Lease, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby further amend and modify the Lease as follows:

         1. Leased Property. Article II of the Lease is hereby modified and amended to include as part of the Leased Property an additional 1,772 square feet of Rentable Area situated in Suites E, F, G and H on the ground floor level of the retail space located in the southwestern portion of the project commonly known as Albuquerque Plaza, as shown on Exhibit A attached hereto (the "Second Expansion Space"). Effective as of June 1, 1998 and continuing through and including May 31, 2000 (the "Second Expansion Space Term"), the term "Leased Property" wherever used in the Lease or in this Third Amendment shall mean the Original Leased Property, together with the Expansion Space and the Second Expansion Space. Tenant hereby acknowledges that the Second Expansion space is leased by Tenant subject to all terms and conditions of the Lease, as amended by this Third Amendment.

         2. Rent. Commencing on June 1, 1998, and continuing throughout the Second Expansion Space Term, Tenant shall pay to Landlord, in addition to the Percentage Rent provided in Section 4.2 of the Lease, an additional payment (the "Second Expansion Space Percentage Rent") for each month during the Second Expansion Space Term. The Second Expansion Space Percentage Rent shall be calculated at the variable Percentage Rent Rate (specified below) of Tenant's Second Expansion Space Meeting Room Rental Receipts hereinafter defined) per month pursuant to the following Percentage Rent Schedule:

                            Percentage Rent Schedule

         Second Expansion Space
         Meeting Room Rental Receipts                  Percentage Rent Rate
         ----------------------------                  --------------------
         0- $25,000.00                                                 100 %
         $25,000.00 and greater                                        50 %

         Tenant shall submit to Landlord on or before the thirtieth (30th) day following each monthly period during the Second Expansion Space Term hereof (including the thirtieth (30th) day of the month following the end of the Second Expansion Space Term) at the place then fixed for the payment of rent, or at such other place designated by Landlord, a written statement signed by Tenant, and certified by it to be true and correct, showing in reasonable, accurate detail, (i) the amount of Second Expansion Space Meeting Room Rental Receipts for each preceding month and fractional month, if any, and (ii) an updated list of all scheduled appointments by Clients (hereinafter defined) for the use of the conference rooms located in the Second Expansion Space. As used herein, the term "Second Expansion Space Meeting Room Rental Receipts" shall mean (a) the entire amount charged by Tenant for the full price at the time of the initial transaction for all meeting room rentals whether for cash or credit; (b) the gross amount received or charged by Tenant for meeting room rentals pursuant to orders received by telephone, mail, or any other means, and attributable to the Premises whether or not filled elsewhere; and (c) all gross room rental income of Tenant from any operation in, at, from or through the use of the Premises. Excluded from the calculation of Second Expansion Space Meeting Room Rental Receipts are (i) cash refunded or credit allowed to customers; and (ii) sales taxes, excise taxes, other similar taxes. Tenant shall not barter with any Clients (hereinafter defined) or enter into any agreement with a Client which would circumvent the payment of rental for meeting rooms located in the Second Expansion Space.

         Tenant shall also submit to Landlord on or before the sixtieth (60th) day following the end of each year at the place then fixed for the payment of rent, a written statement signed by Tenant, and certified to be true and correct showing in reasonably accurate detail, satisfactory in scope to Landlord, the amount of Meeting Room Rental Receipts during the preceding calendar year. The written statement shall be duly certified to Landlord by an authorized officer of Tenant. The accounting statement referred to in this Paragraph 2 shall be in such form and style and contain such details and breakdown as the Landlord may reasonably require.

         If Tenant fails to timely submit to Landlord either the monthly or annual written statement described in this Paragraph 2, Landlord may, in addition to any other remedies Landlord has, retain a certified public accountant, at Tenant's sole expense, to prepare such statements and to perform all inspections and audits related thereto.

         Tenant shall pay to Landlord at the time of delivery of the monthly written statement, but in no event later than the thirtieth (30th) day following each monthly period during the Second Expansion Term, an amount equal to the Second Expansion Space Meeting Room Rental Receipts during such month times the applicable Percentage Rent Rate specified in the Percentage Rent Schedule above.

         3. Actual Operating Expenses. Article IV of the Lease is hereby modified and amended to provide that, commencing on June 1, 1998, and continuing throughout the Second Expansion Space Term, Tenant shall pay to Landlord as additional rental for the Second Expansion Space (in addition to the Second Expansion Space Percentage Rent for the Second Expansion Space, and in addition to the Base Rent, Percentage Rent, Net Lease Obligations and all Additional Charges for the Original Leased Property and the Expansion Space), the Actual Operating Expenses (as defined herein) attributable to the Second Expansion Space. Actual Operating Expenses shall include all expenses, costs and disbursements of every kind and nature incurred or paid by Landlord in connection with the ownership and/or the operation, maintenance, repair and security of the Second Expansion Space. All Actual Operating Expenses shall be payable in accordance with the terms and provisions of the Lease.

         4. Maintenance of Second Expansion Space. Tenant shall have the right to clean, maintain and repair the Second Expansion Space so long as Tenant submits to Landlord plans and specifications and obtains prior written consent of Landlord before making any alterations to the Second Expansion Space. All work done by Tenant shall be performed in a good and workmanlike manner by a contractor approved by Landlord, in compliance with Applicable Laws (hereinafter defined) and at such times and in such manner as not to cause interference with construction in progress or with other tenants in the Building. As used herein, the term "Applicable Laws" shall mean all laws, statutes, ordinances, regulations, guidelines or requirements now in force or hereafter enacted and the requirements of any governmental authority having jurisdiction over the Building, board of fire underwriters, utility company serving the Building or other similar body now or hereafter constituted, relating to or affecting the condition, use or occupancy of the Premises, including without limitation, Title III of The Americans with Disabilities Act of 1990, all regulations issued thereunder, and the Accessibility Guidelines for Buildings and Facilities issued pursuant thereto, as the same are in effect on the date of this Third Amendment and as hereafter amended.

         5. Termination Option. Tenant will use the Second Expansion Space to schedule appointments with Tenant's clients ("Clients") for the use of conference rooms located in the Second Expansion Space. Landlord shall have the option to terminate the Lease with respect to the Second Expansion Space at anytime after the earlier to occur of (i) May 31, 2000, or (ii) the last date that the conference room is booked for use by any of such Clients (the "Earliest Termination Date"), provided Landlord gives notice thereof to Tenant not less than ten (10) days prior to the Earliest Termination Date. Such notice must specify the date (which cannot be prior to the Earliest Termination Date) on which Landlord desires the termination to become effective (the " Actual Termination Date"). Tenant must pay in full, on or before the Actual Termination Date all Second Expansion Space Percentage Rent, Actual Operating Expenses, additional rent, and all other sums due by Tenant under this Lease through and including the Actual Termination Date. After Landlord's receipt of such sums, and so long as Tenant has surrendered the Premises, including the alterations, improvements and changes, other than Tenant's fixtures remaining the property of Tenant, broom-clean and in the condition the same were in on the commencement date for the Second Expansion Space, subject only to (i) ordinary and customary wear and tear, and (ii) damage resulting from a fire or other casualty. in the condition required under this Lease, neither party shall have any rights, liabilities or obligations under this Lease for the period accruing after the Actual Termination Date, except those which, by the provisions of the Lease, expressly survive the termination of the Lease, as modified by this Third Amendment.

         6. Condition of Expansion Space. TENANT ACCEPTS THE SECOND EXPANSION SPACE IN ITS "AS IS" CONDITION, AND ACKNOWLEDGES THAT LANDLORD MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT THERETO.

         7. Time of the Essence. Time is of the essence with respect to Tenant's execution and delivery of this Second Amendment to Landlord. If Tenant fails to execute and deliver a signed copy of this Second Amendment to Landlord by 5:00 p.m. (Albuquerque, New Mexico time), on July 27, 1998, it shall be deemed null and void and shall have no force or effect, unless otherwise agreed in writing by Landlord. Landlord's acceptance, execution and retrrrn of this document shall constitute Landlord's agreement to waive Tenant's failure to meet the foregoing deadline.

         8. Binding Effect. Except as modified by this Third Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Third Amendment, shall be binding upon the parties hereto, their successors and assigns. This Third Amendment shall become effective only after the full execution and delivery hereof by Landlord and Tenant and upon the approval by the holder of any mortgage encumbering the Building.

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                                      -4-

         EXECUTED as of the day and year first above written.

LANDLORD:                                   TENANT:

CRESCENT REAL ESTATE FUNDING                ROSESTAR SOUTHWEST, LLC
II, L.P. a Delaware limited partnership     a Delaware limited liability company

By:  CRE Management II Corp.,               By:     /s/ Jeffrey L. Stevens
     a Delaware corporation,                      ---------------------------
     its general partner                    Name:   Jeffrey L. Stevens
                                                  ---------------------------
                                            Title:  President
                                                  ---------------------------

By:          /s/ Howard W. Lovett
      --------------------------------
Name:     Howard W. Lovett
       -------------------------------
Title:    Vice President, Corporate
       -------------------------------


                                      -5-